Exhibit 21
VOLT INFORMATION SCIENCES, INC.
LIST OF SUBSIDIARIES

No.	Name (1)	Jurisdiction of Incorporation
1	14011 So. Normandie Ave. Realty Corp.	Nevada
2	500 South Douglas Realty Corp.	Delaware
3	Arctern Consulting Private Limited (2)	India
4	Arctern, Inc.	Virginia
5	Big Rock Solutions, Inc.	Nevada
6	Century Reprographics	California
7	Continuum, A Volt Information Sciences Company, Inc.	Delaware
8	DataComp Corporation	Pennsylvania
9	DataServ, Incorporated	Pennsylvania
10	Directories Corporation of America	Delaware
11	DN Volt of Georgia, Inc.	Georgia
12	DN Volt, Inc.	Delaware
13	Fidelity National Credit Services Ltd.	California
14	Volt Europe Limited	United Kingdom
15	Information Management Associates, Inc.	Delaware
16	Maintech Europe Limited	United Kingdom
17	Maintech, Incorporated	Delaware
18	Momentum, A Volt Information Sciences Company, Inc.	Delaware
19	Nuco I, Ltd.	Nevada
20	Nuco II, Ltd.	Delaware
21	Nuco III Holdings, Ltd.	Delaware
22	Nuco IV, Ltd.	Delaware
23	P/S Partner Solutions, Ltd.	Delaware
24	ProcureStaff Technologies, Ltd.	Delaware
25	Volt Consulting MSP Canada Ltd.	Canada
26	ProcureStaff India Private Limited	India
27	Volt Australia Pty. Limited	Australia
28	Shaw & Shaw, Inc.	Delaware
29	Sierra Technology Corporation	California
30	The Community Phone Book, Inc.	Delaware
31	VIS Executive Search, Inc.	California
32	VIS, Inc.	Delaware
33	VMC Consulting Corporation	Delaware
34	VMC Consulting Europe Limited	United Kingdom
35	VMC Consulting Germany GmbH	Germany
36	VMC Services India Private Limited	India
37	Volt Asia Enterprises (Malaysia) Sdn. Bhd.	Malaysia
38	Volt Asia Enterprises (Taiwan) Co. Ltd.	Taiwan
39	Volt Asia Enterprises, Ltd.	Delaware
40	Volt ATRD Corp.	Delaware
41	Volt Australia, Ltd.	Delaware
42	Volt Canada Inc.	Canada
43	Volt Consulting Group, Ltd.	Delaware
44	Volt Delta Asia, Inc	Delaware

No.	Name (1)	Jurisdiction of Incorporation
45	Volt Delta International B.V.	Netherlands
46	Volt Delta International Communications Ltd.	United Kingdom
47	Volt Delta International Pte, Ltd	Singapore
48	Volt Delta Resource Holdings, Inc.	Nevada
49	Volt Delta Resources of Mexico, S. de R.L. de C.V.	Mexico
50	Volt Delta Resources, Inc.	Delaware
51	Volt Directory Marketing, Ltd. (3)	Delaware
52	Volt Europe (Belgium) SPRL	Belgium
53	Volt Europe (Deutschland) GmbH	Germany
54	Volt Europe (Espana) S.L.	Spain
55	Volt Europe (France) SARL	France
56	Volt Europe (Germany) GmbH	Germany
57	Volt Europe (Nederland) BV	Netherlands
58	Volt Europe (Switzerland) SA	Switzerland
59	Volt Europe Ceska Rebublika s.r.o	Czech Republic
60	Volt Europe Holdings Limited	United Kingdom
61	Volt Europe Slovakia s.r.o.	Slovakia
62	Volt Europe Temporary Services Limited	United Kingdom
63	Volt Financial Services, Ltd.	Nevada
64	Volt Funding Corp.	Delaware
65	Volt Gatton Holding, Inc.	Delaware
66	Volt Holding Corp.	Nevada
67	Volt Information Sciences (India) Private Limited (4)	India
68	Volt Maintech Limited	Hong Kong
69	Volt Maintech, LLC	Delaware
70	Volt Management Corp.	Delaware
71	Volt Netherlands Holding BV	Netherlands
72	Volt Opportunity Road Realty Corp.	Delaware
73	Volt Orangeca Real Estate Corp.	Delaware
74	Volt Publications, Inc.	Delaware
75	Volt Reach, Inc.	Delaware
76	Volt Real Estate Corporation	Delaware
77	Volt Realty Corp.	Florida
78	Volt Realty Two, Inc.	Nevada
79	Volt Consulting Group Limited	United Kingdom
80	Volt Road Boring Corp.	Florida
81	Volt Service Corporation Pte, Ltd.	Singapore
82	Volt Service K.K.	Japan
83	Volt Services Group (Netherlands) B.V.	Netherlands
84	Volt SRS Limited	Delaware
85	Volt STL Holdings, Inc.	Delaware
86	Volt Technical Corp.	Delaware
87	Volt Telecommunications Group, Inc.	Delaware
88	Volt Temporary Services, Inc.	Delaware
89	Volt Workforce Solutions, Inc.	Delaware

Footnotes

(1)
Except as noted, each named subsidiary is wholly owned, directly or indirectly by Volt Information Sciences, Inc., except that, in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors.

(2)	89.9% owned by Volt Asia Enterprises / 00.1% owned by Nuco I / 7.5% owned by Bijal Mehta / 2.5% owned by Pallavi Mehta.

(3)	80% owned by Nuco II, Ltd / 20% owned by Market Access International.

(4)	99.99% owned by Volt Asia Enterprises / 00.01% owned by Nuco I.